UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 28, 2007
US BioEnergy Corporation
(Exact name of registrant as specified in its charter)

South Dakota	001-33203	20-1811472

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, MN		55077

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (651) 554-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The purpose of this Amendment is to correct the date, identified as October 2, 2002, in the Form 8-K filed with the Securities and Exchange Commission, that Charles R. Haynor was appointed to the Company’s Board of Directors, to the correct date of October 2, 2007.
Item 1.01 Entry into a Material Definitive Agreement; and
Item 1.02 Termination of a Material Definitive Agreement
The information previously reported on Form 8-K filed as of October 3, 2007 is unchanged for these items 1.01 and 1.02 and is incorporated herein by reference.
Section 5. Corporate Governance and Management
Item 5.02(d) — Election of Directors
     On October 2, 2007, Charles R. Haynor was appointed to our Board of Directors as a Class III director. Mr. Haynor’s current term will expire in 2009. Mr. Haynor, age 57, is an attorney and shareholder in the firm of Briggs and Morgan, Professional Association where he has been employed since 1975 representing financing institutions, real estate developers, and other businesses in regulatory, lending, dispositions, acquisitions, and general corporate matters. He is currently on the board of directors of Briggs and Morgan and also serves on several non-profit boards.
     There is no arrangement between Mr. Haynor and any other person pursuant to which Mr. Haynor was selected as a director.
     Mr. Haynor has been appointed to serve on our Compensation Committee and Nominating and Corporate Governance Committee. The other members of the Compensation Committee are James B. Morgan (chairman) and James E. Dauwalter. The other members of the Nominating and Corporate Governance Committee are Mr. Dauwalter (chairman) and Mark A. Ruelle. The members of our Audit Committee continue to be Mr. Ruelle (chairman), Mr. Dauwalter and Mr. Morgan. Our Finance and Planning Committee consists of Jay D. Debertin (chairman), Jennifer A. Johnson and Clifford F. Mesner.
     There have been no transactions or proposed transactions between Mr. Haynor, or members of his immediate family, and us requiring disclosure under Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1       Press Release, dated October 3, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIOENERGY CORPORATION
/s/ Gregory S. Schlicht
Date: October 3, 2007	By: Gregory S. Schlicht
Its: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
No.	Exhibits
99.1	Press Release, dated October 3, 2007